FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) September 15, 2009
                                                        ------------------------

                               Finotec Group, Inc.
 -------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                 Nevada                               76-0251547
 -------------------------------------------------------------------------------
       (State or Other Jurisdiction                 (IRS Employer
              Incorporation)                      Identification No.)


               228 East 45th Street, Suite 1801, New York NY           10017
 -------------------------------------------------------------------------------
               (Address of Principal Executive Offices)              (Zip Code)


               Registrant's telephone number, including area code
                          ----------------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 8.01.  OTHER EVENTS.

Private Placement.

     On September 12, 2009, the Company completed definitive agreements for the sale of 11,111,111 Common Shares at a price of $0.18 per share, as well as 10,780,000 Common Shares at a price of $0.25 per share. The shares of Common Stock sold in the private placement offering have not been registered under the Act and may not be offered or sold absent registration or an applicable exemption from such registration requirements. All such shares are subject as well to a registration rights agreement. The transaction closed by September 12, 2009. The summary description of the financing described above does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 15, 2009                        Finotec Group, Inc.


                                                  By:    /s/ Didier Essemini
                                                         -----------------------
                                                  Name:  Didier Essemini
                                                  Title: President